EXHIBIT 99.1

BioAdaptives, Inc. (OTC BDPT) Announces New Appointment to the Board of Directors - Internationally Acclaimed Health Scientist, Author and Patent Holder, Dr. Yaguang Liu

LAS VEGAS, NV, April 05, 2023 (GLOBE NEWSWIRE) -- via NewMediaWire – BioAdaptives, Inc. (OTCMkts:  BDPT) announced today the appointment of Dr.Yaguang Liu to its Board of Directors.

Edward Jacobs, M.D., CEO Bioadaptives, Inc., states, “We are extremely fortunate to be joined by Dr. Yaguang Liu on our Board of Directors at this time.  Dr. Liu brings an extraordinary wealth of research and development experience related to natural medicines and supplements as evidenced by his many important patented discoveries and his impressive leadership activities globally. We anticipate that Dr. Liu will provide critical guidance for our research and marketing initiatives as we continue to introduce new  products as part of our ongoing expansion into global markets.”

Yaguang Liu is the founder of L.Y. Research Corporation located in New Jersey. He has received 32U.S. patents of pure and safe natural botanicals, used for treatment of cancer and cardiovascular and other diseases. Dr. Liu has extensive experience in dealing with the U.S. FDA in the IND application process, clinical studies and the whole process of developing new drugs, including botanical drugs in the United States. This highlights Dr. Liu’s genius ability to identify active ingredients in botanicals. He also has close contacts with major U.S. research institutions and pharmaceutical companies. Dr. Liu was born and educated in the People’s Republic of China. He graduated from Fudan University, Shanghai and had been a visiting Professor at the Department of Medicine of the University of Chicago. He established the Molecular Medicine Institute in China and was a director of this institute. He has authored four books: (1) An Investigation of the Combined Theories of Chinese and Western Medicines from the Angle of Molecular Biology; (2) Molecular Biology in Heart Disease; (3) Principles of Theoretical Medicine; and (4) Natural Science and the Theory of Chinese Medicine. He has published scientific papers in several national and international medical and pharmaceutical meetings, including annual Scientific Meeting of the American Society (San Diego, U.S.), of (Victoria, Australia), American Chemical Society Meeting (Boston, U.S.), Conference of the American Association for Cancer Research and the Japanese Cancer Association (Hawaii, U.S.).

About BioAdaptives, Inc.

BioAdaptives, Inc. manufactures and distributes natural plant- and algal-based products that improve health and wellness for humans and animals, with an emphasis on optimizing pain relief, anti-viral activity and immune system defense; resistance to stress; endurance; recovery from injury, illness and exercise; and anti-aging properties. The Company’s current dietary supplement formulations are carefully selected from the best worldwide sources and utilize proprietary methods of enhancing the bioavailability of nutrients. The products for horses and dogs have also demonstrated increased general health, competitive performance enhancement, rejuvenation effects, and pain relief, as well as providing improvements in appearance. Our current product line includes PrimiLungs™ and PluriPain® for humans and Equine All-in-One™ for horses. Additional human products, to be introduced soon, are designed to aid memory, cognition and focus; assist in sleep and fatigue reduction; and improve overall emotional and physical wellness. BioAdaptives’ common shares trade in the OTC market under the symbol BDPT. It has over 13,000 current shareholders. None of the statements about the Company’s products have been approved by the Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any disease.”

Additional information can be found at www.shopbioadaptives.com or in our SEC filings at https://www.sec.gov/cgi-bin/browse-edgar?company=bioadaptives&owner=exclude&action=getcompany

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, trends, analysis, and other information contained in this press release including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions of opinion, constitute forward-looking statements. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company's reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release.

Contact:

Investor Relations

BioAdaptives, Inc.

(702) 659-8829

info@bioadaptives.com

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